SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                     FORM 8-K

                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 15, 1997


                              BOX ENERGY CORPORATION
              (Exact name of registrant as specified in its charter)


                                     Delaware
                  (State or other jurisdiction of incorporation)

         1-11516                                         75-2369148
(Commission File Number)                   (IRS Employer Identification No.)

    8201 Preston Road, Suite 600
        Dallas, Texas                                     75225-6211
(Address of principal executive offices)                         (Zip Code)

                                  (214) 890-8000
               (Registrant's telephone number, including area code)
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Item 1.  Changes in Control of Registrant.

     Pursuant to the information contained in Amendment No. 6 to the Schedule 13D dated July 15, 1997 (the "Amendment No. 6") filed on behalf of Box Brothers Holding Company, a Delaware corporation ("BBHC"), the Don D. Box 1996 Trust ("DDBT"), the Gary D. Box 1996 Trust ("GDBT"), the Douglas D. Box 1996 Trust ("DBT"), Gary D. Box ("GDB"), Douglas D. Box ("DB") and Box Control LLC ("BCLC"), a change of control of Box Energy Corporation (the "Company") may have occurred.

     Box Brothers Holding Company ("BBHC"), a Delaware corporation, is the record and beneficial holder of 1,840,525 shares (57.2%) of the outstanding Class A (Voting) Common Stock of the Company. The division of equity ownership in BBHC as between the four Box brothers, Don D. Box ("DDB"), Thomas D. Box ("TB"), GDB and DB has been the subject of various, continuing legal actions in different venues.

     As reported in Amendments Nos. 4 and 5 of the Schedule 13D filed on March 2, 1997 and March 6, 1997, respectively, BBHC, et al. disclosed that on February 23, 1996, BBHC issued eleven shares of voting stock to each of the DDBT, the GDBT and the DBT. DDB, GDB and DB are co-trustees for each of the three trusts. On February 26, 1997, the GDBT and the DDBT each contributed 11 shares of voting stock of BBHC, representing all of their voting stock in BBHC, to BCLC in exchange for non-voting interests in BCLC. On the same date DDB contributed three non-voting shares of BBHC common stock to BCLC in exchange for the sole voting membership interest in BCLC.

     As disclosed in Amendment No. 6, on July 2, 1997, certain members of BCLC (the DDBT and the GDBT) amended the Regulations of BCLC to, among other things, (a) allow for non-members of BCLC to serve as managers of BCLC and
(b) allow for a majority of all members of BCLC to remove and appoint managers of BCLC in accordance with the terms of the Regulations of BCLC, as amended. In connection with such amendments and in accordance with the Regulations of BCLC, certain members of BCLC (the DDBT and the GDBT) acting by and through two of its co-trustees (GDB and DB) removed DDB as the sole manager of BCLC and appointed GDB and DB to serve as co-managers of BCLC.

     In March 1997, DDB filed a lawsuit in the Delaware Chancery Court styled Don D. Box and Box Control, LLC, Plaintiffs v. Otto J. Buis, D. James Fajack, Gary D. Box, Douglas D. Box and Box Brothers Holding Company, Defendants; relating to the management of BCLC and certain corporate transactions related thereto. In light of the dispute between various parties regarding the proper membership of BBHC's Board of Directors and the Manager(s) of BCLC, on July 22, 1997, the parties consented to a Status Quo Order with respect to the case which requires, among other things, that until a further court order the business and affairs of BBHC and subsidiaries and BCLC shall be managed by DB, GDB and DDB, with any actions being taken as are unanimously approved in writing, in advance by DB, GDB and DDB.

     Except as set forth below and otherwise in this Item 1, the Company has no knowledge of any arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

     On June 3, 1997, the Company extended a $7.0 million dollar loan to BBHC
that   matures May 29, 1998, and requires monthly installment payments of
$100,000. BBHC pledged as collateral for the promissory note the 1,840,525 shares of the Company's Class A (Voting) Common Stock owned by BBHC. The pledge agreement provides that in the event that BBHC defaults on the note, the Company, upon five days' notice to BBHC, has the right to foreclose upon and sell the collateral stock and to bid for and buy the stock (except at a
private sale).   The pledge agreement also provides that upon the occurrence and during the continuance of an event of default, the Company may direct the vote of such stock.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BOX ENERGY CORPORATION


Date: July 30, 1997                     By   /s/ Don D. Box
                                           Don D. Box
                                           Chairman and Chief Executive
                                              Officer